Consent of Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated February 2, 2000 in the Registration Statement (Form N-1A) and related Prospectus of Investors Mark Series Fund, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 4 under the Securities Act of 1933 (Registration No. 333-32723) and Amendment No. 5 under the Investment Company Act of 1940 (Registration No. 811-08321).

                                               /s/ERNST & YOUNG LLP
                                               Ernst & Young LLP

Kansas City, Missouri
April 27, 2000